Exhibit 99.1

Super Micro Computer, Inc. Announces 4th Quarter and Fiscal Year 2008 Financial Results

SAN JOSE, Calif., August 6, 2008 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2008.

Fiscal 4th Quarter Highlights

•	Record high quarterly net sales of $148.9 million, up 8.9% from the third quarter of fiscal year 2008 and up 34.2% from the same quarter of last year.

•	Net income of $6.8 million, up 36.3% from the third quarter of fiscal year 2008 and up 24.5% from the same quarter of last year.

•	Gross margin of 19.1%, compared with 18.2% in the third quarter of fiscal year 2008 and 18.0% from the same quarter of last year.

•	Server Solutions accounted for 38.7% of net sales compared with 35.0% in the third quarter of fiscal year 2008 and 37.6% in the same quarter of last year.

•	SuperBlade™ wins best green data center blade award and number one review at CRNTech.

Net sales for the fourth quarter ended June 30, 2008 totaled $148.9 million, up 34.2% from $110.9 million in the fourth quarter of fiscal year 2007. No customer accounted for more than 10% of net sales during the quarter.

Net income for the fourth quarter of fiscal year 2008 was $6.8 million or $0.18 per diluted share, a growth of 24.5% from the net income of $5.5 million, or $0.14 per diluted share in the same period a year ago. Included in net income for the quarter was $1.3 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the fourth quarter was $8.1 million, or $0.21 per diluted share, compared to non-GAAP net income of $6.1 million, or $0.16 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income increased from the third quarter of fiscal year 2008 by $2.1 million or $0.06 per diluted share.

Gross margin for the fourth quarter grew to 19.1%, compared to 18.0% in the same period a year ago. Non-GAAP gross margin for the fourth quarter was 19.2% compared to 18.1% in the same period a year ago. On a sequential basis, non-GAAP gross margin increased by 1.0% from 18.2% in the third quarter of fiscal year 2008. Fourth quarter of fiscal year 2008 gross margin was positively impacted by the sale of inventory that had previously been subject to reserves and increased sales of 1U Twin servers, Universal IO solutions, storage, SuperBlade Servers, and other new products which have higher gross margin.

The Company ended the fourth quarter of fiscal year 2008 with $67.6 million in cash and cash equivalents, short and long term investments compared to $65.9 million at the end of fourth quarter of fiscal year 2007 despite purchasing a new building and an increase in working capital to support higher revenue in fiscal year 2008.

Fiscal Year 2008 Summary

Net sales for the fiscal year ended June 30, 2008 were $540.5 million, up 28.6% from $420.4 million for the fiscal year ended June 30, 2007. Net income for fiscal year 2008 grew to $25.4 million, or $0.65 per diluted share, a growth of 31.4% from $19.3 million, or $0.57 per diluted share, for fiscal year 2007. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the fiscal year 2008 was $29.1 million or $0.75 per diluted share, a growth of 36.2% compared to $21.4 million or $0.63 per diluted share for fiscal year 2007.

Business Outlook & Management Commentary

The Company expects net sales to grow 24% to 26% for the first quarter of fiscal year 2009 ending September 30, 2008, compared to the first fiscal quarter of last year, which represents a range of $147 million to $151 million in net sales. Supermicro has historically seen seasonally slower rate of growth in net sales in the fiscal first quarter. The Company expects this trend will continue, with the impact partially offset by sales of new products introduced during the prior quarters. In addition, the Company expects non-GAAP earnings per diluted share of approximately $0.18 to $0.19 for the first quarter. For the full fiscal year 2009, the Company currently expects net sales in the range of $670 million to $680 million, representing year-over-year growth of 24% to 26%. The Company also expects non-GAAP earnings per diluted share of approximately $0.89 to $0.94 for the full fiscal year 2009.

“During fiscal year 2008, we made significant investments to grow our research and development resources and we invested in our infrastructure with the deployment of additional facilities, in order to support our growth as well as to take advantage of opportunities presented during the year. As we enter fiscal year 2009, we believe that we have the team in place to drive our continued growth and profitability. We will leverage and aggressively enhance our existing SuperBlade, UIO and 1U Twin platforms and continue to drive our innovative approach that provides the most application optimized offerings to our customers. We will continue to drive first-to-market technology leadership with new product offerings such as the revolutionary QPI product lines and next generation Itanium from Intel, Shanghai from AMD, QDR Infiniband technology, and more” said Charles Liang, President and Chief Executive Officer of Super Micro Computer. “I am confident that Supermicro will have another great year as we help our partners and customers by providing the very best in application optimized solutions to meet the challenges for their businesses.”

It is currently expected that the outlook will not be updated until the release of the Company’s next quarterly earnings announcement, notwithstanding subsequent developments; however, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

The Company also announced that it has come to an agreement with Charles Liang, President and Chief Executive Officer of the Company, to address the potential overhang effect of expiring fully vested options for the purchase of approximately 925,000 shares Mr. Liang will enter into an agreement with the Company pursuant to which he will be issued restricted shares subject to a 5-year vesting period with the same aggregate value as the unrealized gain for the underlying option. It is also expected that Mr. Liang will enter into a 10b5-1 trading program pursuant to which certain of these shares will be sold on a periodic basis to cover tax payments as the shares vest.

Conference Call Information

Super Micro Computer will discuss these financial results and its outlook for the fourth quarter and full fiscal year 2008 in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 888-271-8603 (international callers dial 913-312-0957) 10 minutes prior to registering. A replay of the call will be available until 11:59 pm ET on August 13, 2008 by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 4932185. The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$51,481	$50,864
Short-term investments	57	15,055
Accounts receivable, net	49,501	33,426
Inventories, net	85,683	66,772
Deferred income taxes – current	8,663	5,630
Prepaid income taxes	2,661	2
Prepaid expenses and other current assets	1,837	1,757

Total current assets	199,883	173,506
Long-term investments	16,106	—
Property, plant and equipment, net	45,602	31,089
Deferred income taxes – noncurrent	939	624
Restricted assets	1,728	57
Other assets	127	307

Total assets	$264,385	$205,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,962	$61,453
Accrued liabilities	14,790	14,074
Income tax payable	189	1,489
Advances from receivable financing arrangements	1,173	982
Current portion of capital lease obligations	57	118
Current portion of long-term debt	320	304

Total current liabilities	97,491	78,420
Long-term capital lease obligations-net of current portion	108	40
Long-term debt-net of current portion	9,981	11,251
Other long-term liabilities	4,934	—

Total liabilities	112,514	89,711
Stockholders’ equity:
Common stock and additional paid-in capital	69,434	58,239
Deferred stock-based compensation	(675)	(1,500)
Accumulated other comprehensive loss	(451)	—
Retained earnings	83,563	59,133

Total stockholders’ equity	151,871	115,872

Total liabilities and stockholders’ equity	$264,385	$205,583

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Net sales	$148,866	$110,945	$540,503	$420,393
Cost of sales	120,439	91,003	436,950	345,384

Gross profit	28,427	19,942	103,553	75,009
Operating expenses:
Research and development	8,794	5,534	30,537	21,171
Sales and marketing	5,300	3,618	18,191	12,586
General and administrative	3,755	2,678	14,554	11,467
Reversal of litigation loss	—	—	—	(120)

Total operating expenses	17,849	11,830	63,282	45,104
Income from operations	10,578	8,112	40,271	29,905
Interest income	239	575	1,558	765
Interest expense	(277)	(292)	(1,025)	(1,332)

Income before income tax provision	10,540	8,395	40,804	29,338
Income tax provision	3,692	2,894	15,385	9,999

Net income	$6,848	$5,501	$25,419	$19,339

Net income per share:
Basic	$0.21	$0.18	$0.81	$0.80

Diluted	$0.18	$0.14	$0.65	$0.57

Shares used in per share calculation:
Basic	32,556,476	29,931,695	31,354,956	24,152,769

Diluted	38,993,462	38,570,661	38,843,151	33,946,074

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Fiscal Year Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
Cost of sales	$169	$133	$523	$300
Research and development	597	273	1,817	1,058
Sales and marketing	188	92	641	362
General and administrative	365	260	1,187	710

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Fiscal Year Ended June 30,
	2008	2007
OPERATING ACTIVITIES:
Net income	$25,419	$19,339
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	2,664	1,640
Stock-based compensation expense	4,168	2,430
Allowance for doubtful accounts	334	240
Allowance for sales returns	5,631	4,408
Provision for inventory	6,850	5,629
Loss on disposal of property, plant and equipment	17	16
Deferred income taxes	(3,055)	(3,212)
Changes in operating assets and liabilities:
Accounts receivable, net	(22,040)	(15,822)
Inventories, net	(25,761)	(14,789)
Prepaid expenses and other current assets	(80)	(866)
Other assets	89	—
Accounts payable	18,624	9,487
Income tax payable	961	1,936
Accrued litigation loss	—	(575)
Accrued liabilities	736	5,221
Other long-term liabilities	3,945	—

Net cash provided by operating activities	18,502	15,082

INVESTING ACTIVITIES:
Proceeds from investments	20,628	52
Purchases of investments	(22,480)	(15,054)
Purchases of property, plant and equipment	(16,085)	(3,042)
Restricted assets	(1,671)	(157)

Net cash used in investing activities	(19,608)	(18,201)

FINANCING ACTIVITIES:
Repayment of long-term debt	(1,254)	(7,682)
Proceeds from exercise of stock options	2,932	1,823
Payment of obligations under capital leases	(126)	(210)
Advances under receivable financing arrangements	191	182
Payment of offering costs	(20)	—
Proceeds from initial offering of common stock, net of offering costs	—	43,361

Net cash provided by financing activities	1,723	37,474

Net increase in cash and cash equivalents	617	34,355
Cash and cash equivalents at beginning of year	50,864	16,509

Cash and cash equivalents at end of year	$51,481	$50,864

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,025	$1,332
Cash paid for taxes	$13,255	$11,275
Non-cash investing and financing activities:
Equipment purchased under capital leases	$133	$139
Reversals of deferred stock-based compensation for cancellation of stock options	$24	$164
Accrued costs for property, plant and equipment purchases	$885	$78
Accrued offering costs	$—	$317
Changes in fair values of investments	$(744)	$—

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007
GAAP GROSS PROFIT	$28,427	$19,942	$103,553	$75,009
Add back stock-based compensation (a)	169	133	523	300

Non-GAAP GROSS PROFIT	$28,596	$20,075	$104,076	$75,309

GAAP GROSS MARGIN	19.1%	18.0%	19.2%	17.8%
Add back stock-based compensation (a)	0.1%	0.1%	0.1%	0.1%

Non-GAAP GROSS MARGIN	19.2%	18.1%	19.3%	17.9%

GAAP INCOME FROM OPERATIONS	$10,578	$8,112	$40,271	$29,905
Add back stock-based compensation (a)	1,319	758	4,168	2,430

Non-GAAP INCOME FROM OPERATIONS	$11,897	$8,870	$44,439	$32,335

GAAP NET INCOME	$6,848	$5,501	$25,419	$19,339
Add back stock-based compensation (a)	1,319	758	4,168	2,430
Add back adjustments to tax provision (b)	(112)	(190)	(445)	(365)

Non-GAAP NET INCOME	$8,055	$6,069	$29,142	$21,404

GAAP NET INCOME PER SHARE - BASIC	$0.21	$0.18	$0.81	$0.80
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.04	0.02	0.12	0.09

Non-GAAP NET INCOME PER SHARE - BASIC	$0.25	$0.20	$0.93	$0.89

GAAP NET INCOME PER SHARE - DILUTED	$0.18	$0.14	$0.65	$0.57
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.03	0.02	0.10	0.06

Non-GAAP NET INCOME PER SHARE - DILUTED	$0.21	$0.16	$0.75	$0.63

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC –GAAP	32,556,476	29,931,695	31,354,956	24,152,769

BASIC - Non-GAAP	32,556,476	29,931,695	31,354,956	24,152,769

DILUTED – GAAP	38,993,462	38,570,661	38,843,151	33,946,074

DILUTED - Non-GAAP	39,099,603	38,868,832	39,026,389	34,148,251

(a)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and fiscal year ended June 30, 2008 and 2007.

(b)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 32.1% and 30.7% for the three months ended June 30, 2008 and 2007, respectively and 35.2% and 32.6% for the fiscal year ended June 30, 2008 and 2007, respectively.